Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement (No. 333-275224) on Form S-1 of Allarity Therapeutics, Inc. of our report dated March 7, 2024, relating to the consolidated financial statements of Allarity Therapeutics, Inc., appearing in the Annual Report on Form 10-K of Allarity Therapeutics, Inc. for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

April 5, 2024